GROWTH TRUST
Registration Number 811-07395

                                 EXIBIT INDEX

Exhibit 5(a): Copy of Investment  Management  Services  Agreement  between
              Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Financial Corporation, dated May 13, 1996.

Exhibit 5(b): Copy of Investment  Management  Services  Agreement  between
              Growth Trust, on behalf of Aggressive Growth Portfolio, and American Express Financial Corporation, dated August 19, 1996.

Exhibit 8(a): Copy of Custodian Agreement between Registrant, on behalf of
              Growth Portfolio and Growth Trends Portfolio, and American Express Trust Company, dated May 13, 1996.

Exhibit 8(b): Copy of Custodian  Agreement  between Growth Trust, on behalf
              of  Aggressive  Growth  Portfolio,   and  American  Express  Trust
              Company, dated August 19, 1996.

Exhibit 9(a): Copy of Transfer Agency and Administration Agreement between
              Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Financial Corporation, dated May 13, 1996.

Exhibit 9(b): Copy of Transfer Agency and Administration Agreement between
              Growth Trust, on behalf of Aggressive Growth Portfolio, and American Express Financial Corporation, dated August 19, 1996.


Exhibit 9(c): Copy of Placement Agency Agreement  between Growth Trust, on behalf of Growth Portfolio and Growth Trends Portfolio, and American Express Financial Advisors Inc., dated May 13, 1996.

Exhibit 9(d): Copy of Placement Agency Agreement  between Growth Trust, on behalf of Aggressive Growth Portfolio, and American Express Financial Advisors Inc., dated August 19, 1996.

Exhibit 17:   Financial Data Schedules

Exhibit 19(a):Trustees  Power  of  Attorney  to  sign  Amendments  to this
              Registration dated January 8, 1997.